EXHIBIT 4 (a)


          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its Agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



                   J.P. MORGAN & CO. INCORPORATED

                  MEDIUM-TERM MASTER NOTE, SERIES A
                         (Subordinated Debt)

R-1

REGISTERED




     THIS NOTE IS NOT A DEPOSIT NOTE INSURED BY THE FEDERAL
DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



     J.P. MORGAN & CO. INCORPORATED, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns: on each date of Maturity, extended date of Maturity, date of redemption, date of repayment, and any other date specified pursuant to the terms referenced hereby, as applicable, of each obligation identified on the records of the Company (which records are maintained by First Trust of New York, National Association
(the "Paying Agent")) or specified pursuant to the terms referenced hereby, the principal amount (and premium, if any) then due and payable for each such obligation, and to pay interest thereon on each Interest
Payment Date or as specified pursuant to the terms referenced hereby.


     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
MASTER NOTE
SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL
FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, AND
TO THE
TERMS OF THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND PRICING
SUPPLEMENTS
PREPARED BY THE COMPANY AND ON FILE WITH THE SECURITIES AND
EXCHANGE
COMMISSION WHICH CONTAIN FURTHER INFORMATION WITH RESPECT TO THE OBLIGATIONS OF THE COMPANY REPRESENTED BY THIS MASTER NOTE.

     This Master Note is a valid and binding obligation of the Company.

     This Master Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to herein.

                              J.P. MORGAN & CO. INCORPORATED


                              By:  ____________________________
                                    Vice President


                              Attest:
____________________________
                                       Assistant Secretary

Dated: February 20, 1996


     WITNESS the seal of the Company and the signatures of its duly authorized officers.


   [Seal]


               TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                   FIRST TRUST OF NEW YORK,
                                     NATIONAL ASSOCIATION
                                   as Trustee


                                   By:__________________________
                                       Authorized Officer

                        REVERSE OF MASTER NOTE
                    J.P. MORGAN & CO. INCORPORATED
                   MEDIUM-TERM MASTER NOTE, SERIES A
                          (Subordinated Debt)


     This Master Note evidences indebtedness of the Company of a single
Series A (the "Debt Obligations"), all issued or to be issued under and pursuant to an indenture dated as of March 15, 1993 (herein called the
"Indenture"), duly executed and delivered by the Company to First
Trust of
New York, National Association, as successor to Chemical Bank,
Trustee
(herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the
Debt Obligations. As provided in the Indenture, the Debt Obligations may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or analogous funds (if any) and may otherwise vary as in the
Indenture provided. The Debt Obligations are unsecured debt obligations of the Company and are subordinated in right of payment to all Senior
Indebtedness of the Company and, in certain circumstances relating to the bankruptcy or insolvency of the Company. The Debt Obligations aggregated with any other indebtedness of the Company of this Series A are limited (except as provided in the Indenture) to the principal amount of $2,300,000,000 designated as the Medium-Term Notes of the
Company due nine months to 30 years from date of issue, subject to reduction as a result of the sale of other Debt Securities relating to the Prospectus dated January 31, 1996, prepared by the Company and on file with the Securities and Exchange Commission, such reduction being evidenced in the records of the Company. No reference herein to the
Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency/currencies identified on the records of the Company.

     Principal and any premium and interest payable at Maturity will be paid in immediately available funds without necessitating presentation and transfer of this Master Note.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.